Exhibit 4.2

EXECUTION COPY

CAPMARK FINANCIAL GROUP INC.

as Issuer

the GUARANTORS named herein

5.875% SENIOR NOTES DUE 2012

INDENTURE

Dated as of May 10, 2007

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

i

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. TIA Controls	46
SECTION 11.02. Notices	46
SECTION 11.03. Communication by the Holders with Other Holders	47
SECTION 11.04. Certificate and Opinion as to Conditions Precedent	47
SECTION 11.05. Statements Required in Certificate or Opinion	48
SECTION 11.06. When Notes Disregarded	48
SECTION 11.07. Rules by Trustee, Paying Agent and Registrar	48
SECTION 11.08. Legal Holidays	48
SECTION 11.09. Governing Law	48
SECTION 11.10. No Recourse Against Others	48
SECTION 11.11. Successors	49
SECTION 11.12. Multiple Originals	49
SECTION 11.13. Table of Contents; Headings	49
SECTION 11.14. Indenture Controls	49
SECTION 11.15. Severability	49
SECTION 11.16. USA Patriot Act	49

Appendix A – Rule 144A/Regulation S/IAI Appendix

Exhibit 1-A – Form of Rule 144A/Regulation S/IAI Initial and Additional Notes
Exhibit 1-B – Form of Exchange Note or Private Exchange Note
Exhibit 2 – Form of Certificate of Transfer
Exhibit 3 – Form of Certificate of Exchange
Exhibit 4 – Form of Certificate from Acquiring Institutional Accredited Investor

Appendix B – Form of Supplemental Indenture for Future Guarantors

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	4.07
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence )	11.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	11.01

N.A.  means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

v

INDENTURE dated as of May 10, 2007 among Capmark Financial Group Inc., a Nevada corporation (the “Issuer”), the Guarantors (as defined herein) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                 Definitions.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means the 5.875% Senior Notes due 2012 issued by the Issuer from time to time after the Issue Date.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Board of Directors” means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Bridge Loan” means that certain Bridge Loan Agreement, dated as of March 23, 2006, among the Issuer, the several lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent, J.P. Morgan Securities Inc., as syndication agent, Credit Suisse, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners, L.P. and The Royal Bank of Scotland plc, as documentation agents, and Citigroup Global Markets Inc., Credit Suisse, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners, L.P., J.P. Morgan Securities Inc. and The Royal Bank of Scotland plc, as joint lead arrangers and joint bookrunners, as amended, restated, supplemented or otherwise modified from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1)                                  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) or corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)                                  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Equivalents” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof and having maturities of not more than 12 months after the date of acquisition;

(2)                                  time deposits or certificates of deposit of any bank of recognized standing having capital and surplus in excess of $100 million or whose commercial paper rating is at least A-1 from S&P or P-1 from Moody’s and having maturities of not more than 12 months of acquisition;

(3)                                  commercial paper rated at least A-1 by Moody’s or P-1 by S&P and having maturities of not more than 12 months after acquisition;

(4)                                  direct obligations (or certificates representing an ownership interest in           such obligations) of any state of the United States (including any agency or instrumentality thereof) the long-term debt of which is rated A-3 or higher by Moody’s or A- or higher by S&P (or rated the equivalent by at least one nationally recognized statistical rating organization) and having maturities of not more than 12 months after acquisition; and

(5)                                  in the case of any foreign Subsidiary of the Issuer, investments (A) in direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Subsidiary is organized or is conducting a substantial amount of business or in obligations fully and unconditionally guaranteed by such sovereign nation (or agency or instrumentality) or (B) of the type and maturity described in clause (1) through (4) above of foreign obligors, which investments or obligors (or their parents) have ratings equivalent to those described above (which may be equivalent ratings from foreign rating agencies).

“Change of Control” means the occurrence of one or more of the following events:

(1)                                  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than any Person or Group that is controlled by Kohlberg Kravis Roberts & Co. L.P.;

(2)                                  the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not in compliance with the provisions of this Indenture);

(3)                                  any Person or Group, other than any Person or Group that is controlled by Kohlberg Kravis Roberts & Co. L.P., shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer; or

(4)                                  the replacement of a majority of the Board of Directors of the Issuer over a two-year period from the directors who constituted the Board of Directors of the Issuer at the beginning of such period, and such replacement shall not have been approved by a vote of a least a majority of the Board of Directors of the Issuer then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, and includes, without limitation, all series and classes of such common stock.

“Consolidated Net Tangible Assets” means, as of any determination date, the total of all the assets appearing on the most recent consolidated balance sheet of the Issuer delivered to the Trustee or filed with the Commission pursuant to this Indenture less the following:  (i) current liabilities, other than (A) bank-issued certificates of deposit, (B) the amount of current liabilities which by their terms are either (1) automatically extendable or renewable or (2) renewable at the option of the obligor to a date that is no less than 363 days following such determination date and (C) intercompany obligations among the Issuer and any of its Subsidiaries or among its Subsidiaries, (ii) reserves for depreciation and other asset valuation reserves, (iii) intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expenses carried as an asset on such balance sheet and (iv) appropriate adjustments on account of minority interests of other Persons.

“Credit Agreement” means (i) the Existing Credit Agreement and (ii) any successor credit agreement to the Existing Credit Agreement or to any such successor credit agreement, including any related notes, guarantees, instruments and agreements executed in connection therewith, that has terms and characteristics that are substantially similar to the Existing Credit Agreement and is entered into by the Issuer, as borrower, with a syndicate of two or more banks to renew, refund, replace, refinance or extend the Existing Credit Agreement or any such successor credit agreement, as amended, restated, supplemented or otherwise modified from time to time.  For the avoidance of doubt, the term “Credit Agreement” does not include the Bridge Loan.

“Default” means any event that is, or after the giving of notice or the passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is organized under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the debt securities of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes and the Additional Notes, if applicable, in compliance with the terms of the Registration Rights Agreement and includes any Private Exchange Notes.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of March 23, 2006, among the Issuer, the designated borrowers named therein, the several lenders from time to time party thereto, Citibank, N.A., as administrative agent, J.P. Morgan Securities Inc., as syndication agent, Credit Suisse, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners, L.P., and The Royal Bank of Scotland plc, as documentation agents, and Citigroup Global Markets Inc., Credit Suisse, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners, L.P., J.P. Morgan Securities Inc. and The Royal Bank of Scotland plc, as joint lead arrangers and joint bookrunners, including any related notes, guarantees, instruments and agreements executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“Foreign Initial Guarantor” means Crystal Ball Holding of Bermuda Limited.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States as applied by the Issuer in the preparation of its consolidated financial statements delivered to the Trustee or filed with the Commission in accordance with the provisions of this Indenture;

provided, however, that for purposes of Section 4.04, GAAP shall mean generally accepted accounting principles in effect on the Issue Date and without giving effect to any changes thereto or the interpretation or application of SFAS 140 or FIN 66(R) after such date in the preparation of the foregoing financial statements.

“Government Obligations” means securities that are:

(1)                                  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Obligations or a specific payment of principal of or interest on any such Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of principal or interest on the Government Obligations evidenced by such depository receipt.

“Guarantee” means, as to any Person, any financial obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of Indebtedness of any other Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.  The term “Guarantee” shall not apply to a guarantee of intercompany indebtedness among the Issuer and its Subsidiaries or among its Subsidiaries.  The value of any Guarantee of any Person will be deemed to be the carrying value of such Guarantee, with such carrying value being determined in a manner consistent with the carrying value of Guarantees as reflected in the financial statements of the Issuer most recently delivered to the Trustee or filed with the Commission in accordance with this Indenture.

“Guarantor” means each Initial Guarantor and any Domestic Subsidiary that becomes a New Guarantor in accordance with the provisions of Section 4.03 herein; provided that a Person released from its guarantee obligations as described in Section 10.02(b) shall not be deemed a Guarantor.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (but excluding any such items to the extent accounted for under

Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, SFAS 66 or FIN 46(R) in each case in relation to the Issuer’s affordable tax credit syndication business):

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, convertible securities (to the extent that such convertible securities have put provisions that are exercisable during the period the Notes are outstanding) or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and surety bonds;

(c) capitalized leases; and

(d) all Guarantees of such Person in respect of any of the foregoing.  For the purposes of determining any particular amount of Indebtedness under this definition, Guarantees of Indebtedness (or obligations with respect to letters of credit) otherwise included in the determination of such amount shall not be included.

For the avoidance of doubt, any obligation that is non-recourse to any such Person other than to specified assets of such Person shall not be deemed Indebtedness of such Person under this definition.

“Indenture” means this Indenture as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the TIA that are deemed to be part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Guarantors” means Capmark Capital Inc., Capmark Finance Inc., Capmark Investments LP, Commercial Equity Investments, Inc., Mortgage Investments, LLC, Net Lease Acquisition LLC, SJM Cap, LLC and Crystal Ball Holding of Bermuda Limited.

“Initial Notes” means the 5.875% Senior Notes due 2012 issued by the Issuer on the Issue Date.

“Issue Date” means May 10, 2007.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Lien” means any mortgage, pledge, lien, security interest, encumbrance, lien or charge of any kind.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notes” means the Initial Notes and any Additional Notes and Exchange Notes issued pursuant to this Indenture, in each case, in the forms set forth in Appendix A.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or any of the Issuer’s Subsidiaries.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer, or, in the case of Section 5.01(b), a Guarantor as provided herein by two Officers of the Issuer or, in the case of Section 5.01(b), such Guarantor, as the case may be, one of whom, in the case of the Issuer only, must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion in such form, and from legal counsel who is, reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Receivables Financing” means a limited recourse sale or financing of any real estate receivables and mortgage notes and related security by the Issuer or any of its Subsidiaries in connection with the sale, securitization or syndication of those receivables, notes and security (including planned future sales, securitizations and financings), which sale, securitization or syndication is with recourse only to the extent usual and customary in asset securitization transactions for companies with credit characteristics similar to those of the Issuer or its relevant Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Board of Directors of the Issuer) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Issuer which would be a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the date of this Indenture, assuming the Issuer were the registrant referred to in such definition.

“Specified Asset Categories” means, collectively, all (a) cash and Cash Equivalents; (b) mortgage loan interests and securities that are not owned by any Specified Subsidiaries of the Issuer and are either (i) direct obligations of a government-sponsored enterprise or the United States government or any of its agencies and backed by the full faith and credit of the United States, (ii) obligations that a government-sponsored enterprise or the United States government or any of its agencies and backed by the full faith and credit of the United States has guaranteed or committed to purchase or (iii) rated at least A- by S&P, A3 by Moody’s or A- by Fitch; and (c) mortgage loan interests that are not owned by any Specified Subsidiaries of the Issuer and either (i) have a debt coverage ratio (as determined in accordance with the credit rating standards of the Issuer) of at least 1.20 to 1.00 and loan to value ratio (as determined in accordance with the underwriting standards of the Issuer) of not greater than 80% and/or (ii) are loan interests that have been targeted for, or are the subject of, a sale, securitization or syndication transaction which has previously closed or which is scheduled for execution within 180 days.

“Specified Subsidiaries” means, collectively, Capmark Bank, Escrow Bank USA, Capmark Bank Europe p.l.c. and any Subsidiary of any of the foregoing.

“Stated Maturity” means, with respect to any Note, the date specified in such Note as the fixed date on which the final payment of principal of such security is due and payable (but excluding any repurchase date at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” means, as to any Person, any corporation, limited liability company, partnership or other business entity of which such Person owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case, having ordinary voting power (and not merely voting power exercisable upon a contingency) to elect or appoint a majority of the directors, managers or trustees of such corporation, limited liability company, partnership or other business entity (irrespective of whether or not Capital Stock or other ownership interests of any other class or classes of such corporation, limited liability company, partnership or other business entity shall or might have voting power upon the occurrence of any contingency).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture (or to the extent applicable to any supplemental indenture to this Indenture, as in effect on the date of such supplemental indenture).

“Trust Officer” means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and shall also mean, with respect to a particular corporate trust matter, any officer to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Trustee” means the respective party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“wholly-owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and one or more wholly-owned Subsidiaries of such Person.

SECTION 1.02.                 Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Clearstream”	Appendix A
“Change of Control Date”	4.07(a)
“Change of Control Offer”	4.07(a)
“Change of Control Payment Date”	4.07(a)
“Change of Control Purchase Date”	4.07(a)
“Change of Control Purchase Price”	4.07(a)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Definitive Note”	Appendix A
“Depository”	Appendix A
“Euroclear”	Appendix A
“Event of Default”	6.01
“Exchange Offer Registration Statement”	Appendix A
“Global Notes”	Appendix A
“Guaranteed Obligations”	10.01(a)
“incorporated provision”	11.01
“Initial Purchasers”	Appendix A
“Judgment Currency”	10.09
“legal defeasance option”	8.01(b)
“Notes Custodian”	Appendix A
“Paying Agent”	2.04(a)
“Private Exchange”	Appendix A
“Private Exchange Notes”	Appendix A
“Private Placement Legend”	Appendix A
“protected purchaser”	2.08(a)
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
‘Rates of Exchange”	11.16(b)
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04(a)

“Registration Rights Agreement”	Appendix A
“Regulation S”	Appendix A
“Regulation S Global Note”	Appendix A
“Restricted Definitive Note”	Appendix A
“Restricted Global Note”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Note”	Appendix A
“Shelf Registration Statement”	Appendix A
“Successor Issuer”	5.01 (a)
“Successor Guarantor”	5.01(b)
“Transfer Restricted Notes”	Appendix A
“Unrestricted Definitive Notes”	Appendix A
“Unrestricted Global Notes”	Appendix A

SECTION 1.03.                 Incorporation by Reference of TIA.  This Indenture incorporates by reference certain provisions of the TIA.  The following TIA terms have the following meanings:

“indenture securities” means the Notes and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, the Guarantors and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the rules of the Commission have the meanings assigned to them by such definitions.

SECTION 1.04.                 Rules of Construction.  Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including without limitation;

(e)                                  words in the singular include the plural and words in the plural include the singular;

(f)                                    the principal amount of any discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP; and

(g)                                 unless the context requires otherwise, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause of this Indenture; and, whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was, or would be payable in respect thereof.

ARTICLE 2

THE NOTES

SECTION 2.01.                 Amount of Notes.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $1,200,000,000.  The Issuer may issue Additional Notes from time to time after the Issue Date without notice or the consent of Holders.  The Initial Notes, any Exchange Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes hereunder, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02.                 Form and Dating.  Appendix A is hereby expressly incorporated in and made a part of this Indenture.  The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Exhibit 1-A to Appendix A, which Appendix is hereby incorporated in and expressly made a part of this Indenture.  The (i) Exchange Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Exhibit 1-B to Appendix A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03.                 Execution and Authentication.  (a)  The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (i) Notes for original issue on the date hereof in an aggregate principal amount of $1,200,000,000, (ii) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein and (iii) the Exchange Notes for issue in a Registered Exchange Offer or Private Exchange pursuant to the Registration Rights Agreement for a like principal amount of Initial Notes and, if applicable, any Additional Notes.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial

Notes, Additional Notes or Exchange Notes.  Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000.

(b)                                 One duly authorized Officer shall sign the Notes for the Issuer by manual or facsimile signature.

(c)                                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(d)                                 A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(e)                                  The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.                 Registrar and Paying Agent.  (a)  The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and where Notes may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrars.  The Issuer initially appoints the Trustee as (i) Registrar, and Paying Agent in connection with the Notes and (ii) the Custodian with respect to the Global Notes.

(b)                                 The Issuer may change any Paying Agent or Registrar without any prior notice to any Holder.  The Issuer shall enter into an agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to compensation therefor pursuant to Section 7.07.  The Issuer shall notify the Trustee of the name and address of any such agent.  The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar.

(c)                                  The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that, unless the Issuer has appointed a Paying Agent and Registrar other than the Trustee, the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05.                 Paying Agent to Hold Money in Trust.  Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.                 Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07.                 Transfer and Exchange.  (a)  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.  When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met.  When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07.  The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed through the date of redemption.

(b)                                 Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, each Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (premium, if any) and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(c)                                  Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agrees that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(d)                                 All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08.                 Replacement Notes.  (a)  In the event that any Note shall become mutilated, destroyed, lost or stolen, the Issuer will execute and, upon the request of the Issuer, the Trustee will authenticate and deliver a replacement Note of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note (upon surrender and cancellation thereof) or in lieu of and substitution for such Note.  In the event that such Note is destroyed, lost or stolen, the applicant for a replacement Note shall furnish the Issuer and the Trustee such security or indemnity as may be required by the Issuer or the Trustee, as the case may be, to hold it harmless, and, in every case of destruction, loss or theft of such Note, the applicant shall also furnish the Issuer and the Trustee satisfactory evidence of the destruction, loss or theft of such Note and of the ownership thereof.  Upon the issuance of any replacement Note, the Issuer may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Trustee) connected therewith.

(b)                                 Every replacement Note is an additional obligation of the Issuer and the Guarantors.

(c)                                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09.                 Outstanding Notes.  (a)  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those reductions in a Global Note effected by the Trustee in accordance with the provisions hereof, those delivered to it for cancellation, those redeemed pursuant to Article 3 and those described in this Section 2.09 as not outstanding.  Subject to Section 11.06, a Note does not cease to be outstanding because the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Note.

(b)                                 If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

(c)                                  If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.                 Temporary Notes.  In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11.                 Cancellation.  The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuer pursuant to written direction by an Officer.  Certification of the destruction of cancelled Notes shall be delivered to the Issuer upon the Issuer’s request. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12.                 Defaulted Interest.  If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date to be fixed by the Trustee not more than 15 nor less than 10 days prior to the date fixed by the Issuer for payment of the defaulted interest.  The Issuer shall fix or cause to be fixed any such payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.                 CUSIP Numbers, ISINs, etc.  The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14.                 Calculation of Principal Amount of Notes.  The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 11.06 of this Indenture.  Any such calculation made pursuant to this Section 2.15 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01.                 Redemption.  The Notes may be redeemed, in whole or in part, at any time, at the option of the Issuer, subject to the conditions and at the redemption price set forth in the form of Notes set forth in Appendix A, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to the redemption date.

SECTION 3.02.                 Applicability of Article.  Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by the Notes or any provision of this Indenture, shall be made in accordance with the Notes, such provision and this Article.

SECTION 3.03.                 Notices to Trustee.  If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of the Notes, it shall furnish to the Trustee not less than 40 days before the redemption date (unless a shorter period is acceptable to the Trustee), an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.04.                 Selection of Notes to Be Redeemed.  In the case of any partial redemption, selection of the Notes for redemption shall be made by the Trustee not more than 60 days prior to the redemption date on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent funds sufficient to pay the principal of, premium, if any, plus accrued and unpaid interest (if any) on, the Notes to be redeemed.

SECTION 3.05.                 Notice of Optional Redemption.  (a)  At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed by first-class mail, postage prepaid, a notice of redemption to each Holder whose Notes are to be redeemed.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)                                     the redemption date;

(ii)                                  the redemption price and the amount of accrued interest to the redemption date;

(iii)                               the name and address of a Paying Agent;

(iv)                              that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v)                                 if fewer than all the outstanding Notes of a series are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, or if any Note is to be redeemed in part only, the portion of the principal amount of the Note that is to be redeemed;

(vi)                              that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)                           the CUSIP number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed;

(viii)                        that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(ix)                                the applicable provision in this Indenture or the Notes pursuant to which the Issuer is redeeming such Notes.

(b)                                 At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall provide the Trustee with the information required by this Section 3.05 no later than 40 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee).

SECTION 3.06.                 Effect of Notice of Redemption.  Once notice of redemption is mailed or electronically transmitted in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to any Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07.                 Deposit of Redemption Price.  With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of (and premium, if any), plus accrued and unpaid interest on, the Notes to be redeemed.

SECTION 3.08.                 Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01.                 Payment of Notes.  (a)  The Issuer shall promptly pay the principal of (and premium, if any) and interest, on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of or interest on the Notes shall be considered paid on the date it is due if on such date the Trustee or any Paying Agent (other than the Issuer or any of its Affiliates) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

(b)                                 The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes and shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

SECTION 4.02.                 Reports and Other Information.  (a) If at any time the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Commission (unless the Commission will not accept such a filing), and provide the Trustee with copies thereof, without cost, within 15 days after it files (or attempts to file) them with the Commission,

(i)                                     an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(ii)                                  a quarterly report on Form 10-Q (or any successor or comparable form); and

(iii)                               all current reports that would be required to be filed with the Commission on Form 8-K.

(b)                                 If the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Trustee, within 45 days after the required filing deadline in accordance with the rules and regulations prescribed from time to time by the Commission (applied as if the Issuer were subject to the foregoing reporting requirements):

(i)                                     such financial information of the Issuer as would be required to be contained in an annual report on Form 10-K and a quarterly report on Form 10-Q, as applicable, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

(ii)                                  with respect to the annual financial information referred to above only, a report on the annual financial statements of the Issuer by the Issuer’s independent public accountants, and

(iii)                               such current reports on Form 8-K as would be required pursuant to Section 15(d) of the Exchange Act in respect of a security subject to the periodic reporting requirements of such section.

(c)                                  For so long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will, at any time when the Issuer is not subject to Section 13 of 15(d) of the Exchange Act, promptly furnish or cause to be furnished to any Holder or beneficial owner of those restricted securities or to any prospective purchaser of those restricted securities designated by the Holder or beneficial owner, in each case, upon the request of the Holder, beneficial owner or prospective purchaser the information required to be delivered under Rule 144A(d)(4) under the Securities Act.

(d)                                 Notwithstanding the foregoing, the Issuer shall be deemed to have furnished such reports referred to in Section 4.02(a) and (b) above to the Trustee if it has filed such reports with the Commission via the EDGAR filing system or any successor system.  The subsequent filing with the Trustee and, if applicable, the Commission of any report required by this Section 4.02 shall be deemed to automatically cure any Default of event of Default resulting from the failure to file such report within the time period required.

(e)                                  If at any time any direct or indirect parent of the Issuer is a Guarantor of the Notes and has filed with the Trustee and, if applicable, the Commission the reports required to be filed and furnished to Holders pursuant to this Section 4.02 with respect to such parent (including any financial information required by Regulation S-X promulgated by the Commission by virtue of such Guarantee), the Issuer shall be deemed to be in compliance with the provisions of this Section 4.02.

SECTION 4.03.                 Future Guarantors.  (a)  The Issuer shall cause each wholly-owned Domestic Subsidiary of the Issuer that Guarantees the obligations of the Issuer under the Credit Agreement or the Bridge Loan, within 30 days of guaranteeing the obligations of the Issuer under the Credit Agreement or the Bridge Loan, as the case may be, to execute and deliver to the Trustee a supplemental indenture pursuant to which such wholly-owned Domestic

Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes, and all other obligations under this Indenture, on a senior or pari passu basis with all other unsubordinated Indebtedness of such Guarantor.

(b)                                 Each Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that wholly-owned Domestic Subsidiary without rendering the Guarantee, as it relates to such wholly-owned Domestic Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee shall be released, if and to the extent applicable in accordance with Article 10 of this Indenture.

SECTION 4.04.                 Limitation on Liens.  As long as any Notes are outstanding, the Issuer shall not, and shall not permit any Guarantor to, issue or assume any Indebtedness if such Indebtedness is secured by any Lien upon any property or assets of the Issuer or such Guarantor, unless all principal of and interest on the Notes are secured by such Lien, equally and ratably with any and all other Indebtedness secured thereby, so long as any such other Indebtedness shall be so secured; provided, however, that this Section 4.04 shall not apply in the case of:

(a)                                  Liens in favor of the Issuer or any Guarantor;

(b)                                 any deposit of assets of the Issuer or any Guarantor with any surety company or clerk of any court, or escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Issuer or such Guarantor from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Issuer or such Guarantor;

(c)                                  any Lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(d)                                 any Liens existing on the Issue Date;

(e)                                  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of the Liens, charges or pledges referred to in Sections 4.04(a) through 4.04(d) inclusive, provided that the amount of any and all Indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement; and

(f)                                    Liens (x) evidencing the sale, securitization, syndication or financing of any real estate receivables and mortgage notes and related security in connection with Permitted Receivables Financings, in each case so long as such Liens extend solely to the assets being sold, securitized or syndicated thereunder or (y) on any assets that (A) fall within any Specified Asset Category or (B) are owned by any Specified Subsidiary.

Notwithstanding the foregoing, this Section 4.04 shall not apply to the incurrence of any Liens securing Indebtedness which, together with other outstanding Indebtedness of the Issuer or its Guarantors (not including Indebtedness secured by Liens otherwise permitted under Section 4.04(a) through 4.04(f) inclusive), does not exceed the greater of (i) 10% of Consolidated Net Tangible Assets and (ii) $1.5 billion.

This Section 4.04 shall permanently cease to apply and shall be of no further force and effect following the first date on which the rating of the Notes becomes A1 or higher by Moody’s and A+ or higher by S&P, in each case with a stable or positive outlook.

SECTION 4.05.                 Maintenance of Office or Agency.

(a)                                  The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration or transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 11.02.

(b)                                 The Issuer may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Issuer hereby initially designates the corporate trust office of the Trustee, as the office or agency of the Issuer for purposes of this Section 4.05.

SECTION 4.06.                 Compliance Certificate. (a)  The Issuer (and, to the extent required under the TIA, each Guarantor) shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.  The Issuer also shall comply with Section 314(a)(4) of the TIA.

(b)                                 When any Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof by registered or certified mail or facsimile transmission, an Officers’ Certificate specifying such Default and what action the Issuer is taking or proposes to take in respect thereto.

SECTION 4.07.                 Offer to Repurchase Upon Change of Control Triggering Event.  (a)  Upon the occurrence of a Change of Control Triggering Event (the date of such occurrence,

the “Change of Control Date”), each Holder shall have the right to require the Issuer to purchase such Holder’s Notes in whole or in part in integral multiples of $1,000 at a purchase price (the “Change of Control Purchase Price”) in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Purchase Date”), pursuant to and in accordance with the offer described in this Section 4.07 (the “Change of Control Offer”).

(b)                                 Within 30 days following the Change of Control Date the Issuer shall send, by first class mail, a notice to the Holders and the Trustee stating:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes validly tendered will be accepted for payment;

(ii)                                  the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”) other than as may be required by law;

(iii)                               that any Note not tendered will continue to accrue interest;

(iv)                              that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Issuer shall default in the payment of the Change of Control Purchase Price of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

(v)                                 that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may elect to have such Note purchased in integral multiples of $1,000;

(vi)                              that if a Holder elects to have a Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vii)                           that a Holder will be entitled to withdraw its election if the Issuer receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased; and

(viii)                        that if Notes are purchased only in part a new Note of the same type will be issued in a principal amount equal to the unpurchased portion of the Notes surrendered.

(c)                                  On or before the Change of Control Payment date, the Issuer shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered pursuant to the Change of Control Offer, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.07.  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.

(d)                                 The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that any provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of such compliance.

SECTION 4.08.                 Maintenance of Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence in accordance with its organizational documents (as the same may be amended from time to time) and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and the Guarantors; provided, however, the Issuer shall not be required to preserve any such right, license or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

SECTION 4.09.                 Notice of Additional Interest, Interest Adjustments and Registered Exchange Offer.

In the event that the Issuer is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer will provide written notice to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and such notice shall set forth the amount of Additional Interest to be paid by the Issuer on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.  In the event that interest payable in respect of the Notes is adjusted upward or downward as a result of a change in the rating of the Notes by Moody’s or S&P, as set forth in the Notes, the Issuer will provide written notice of such adjustment to the Trustee no later than fifteen days prior to the proposed payment date on which such adjusted interest is first payable, or if the event triggering such adjustment shall not have been announced prior to such day, as soon as practicable following the date on which the event triggering such adjustment shall have occurred.  The Issuer shall provide the Trustee with prompt written notice of the consummation of the Registered Exchange Offer.

ARTICLE 5

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 5.01.                 Consolidation, Merger, Sale or Conveyance.  (a)  The Issuer may not consolidate with or merge into any other person or convey, transfer or lease substantially all of its properties and assets in one or more related transactions to, any Person unless:

(i)                                     the Person acquiring the assets of the Issuer in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or a state thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”) and (if such Person is not the Issuer) expressly assumes pursuant to a supplemental indenture, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture; provided, that if such Person is not a corporation, a corporate co-issuer that is organized and existing under the laws of the United States or a state thereof shall be added to this Indenture by executing and delivering a supplemental indenture, in form and substance reasonably satisfactory to the Trustee;

(ii)                                  immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and

(iii)                               the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture.

The Successor Issuer (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and the Issuer shall automatically be released and discharged from its obligations under this Indenture and the Notes without any further action required by any party other than as expressly set forth in this Indenture.

Any sale or conveyance of assets of one or more Significant Subsidiaries of the Issuer (other than to the Issuer or any Guarantor), which, if such assets were owned by the Issuer would constitute all or substantially all of the consolidated assets of the Issuer and its Subsidiaries taken as a whole, shall be deemed to be the transfer of all or substantially all of consolidated assets of the Issuer for purposes of the provisions of this Section 5.01.  After assuming the obligations of the Issuer, the Successor Issuer will have all the rights, powers and obligations of the Issuer under this Indenture and the Issuer shall be automatically released and discharged from its obligations under this Indenture and the Notes.

(b)                                 Subject to Section 10.02(b), each Guarantor shall not, and the Issuer shall not permit any Guarantor to, consolidate or merge into, or convey, transfer or lease substantially all of its properties and assets in one or more related transactions to, any Person (other than the Issuer or another Guarantor) unless:

(i)                                     the Person acquiring the assets of a Guarantor in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or a state thereof, (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than the Guarantor) expressly assumes pursuant to a supplemental indenture, in form and substance reasonably satisfactory to the Trustee, all the obligations of such Guarantor under such Guarantor’s Guarantee and this Indenture;

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)                               any Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture.

The Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor shall automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s guarantee.  After assuming the obligations of such Guarantor, the Successor Guarantor will have all the rights, powers and obligations of the Guarantor under this Indenture and such Guarantor shall be automatically released and discharged from its obligations under this Indenture and its Guarantee without any further action required by any party other than as expressly set forth in this Indenture.

(c)                                  Notwithstanding Section 5.01(b), a Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate or merge with or into, another Person without complying with the provisions of this Section 5.01 so long as the Guarantee of the Guarantor would be permitted to be released in connection with such transaction in accordance with the provisions of Article 10.02(b).

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.                 Events of Default.  The following events shall constitute an “Event of Default” with respect to the Notes:

(a)                                  a default in the payment of the principal of any Note after any such principal becomes due in accordance with the terms thereof, upon redemption or otherwise; or default in the payment of any interest in respect of any Note if such default continues for 30 days after such interest becomes due in accordance with the terms thereof;

(b)                                 the failure by the Issuer, or any Guarantor, to observe or perform any other covenant or agreement contained in the Notes or this Indenture, and such failure continues for 90 days after notice, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes issued pursuant to this Indenture, specifying such failure and requiring such failure to be remedied and stating that such notice constitutes a notice of default under this Indenture (except in the case of a default with respect to payments when due of any amount set forth in Section 4.07, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(c)                                  the failure by the Issuer, or any of its Significant Subsidiaries, to perform any term or provision of any evidence of Indebtedness of the Issuer or such Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created, or any other condition shall occur, and as a result of the occurrence of which default or condition any Indebtedness of the Issuer or any Significant Subsidiary in an amount in excess of $100,000,000 shall become or be declared to be due and payable, or the Issuer, or any of its Significant Subsidiaries, shall be obligated to purchase any such Indebtedness of the Issuer or any of its Significant Subsidiaries, in each case, prior to the date on which it would otherwise become due and payable, or any Indebtedness of the Issuer or any of its Significant Subsidiaries in an amount in excess of $100,000,000 shall not be paid when due at its stated maturity;

(d)                                 a decree or order by a court having jurisdiction under any Bankruptcy Law shall have been entered adjudging the Issuer, any Guarantor or any Significant Subsidiary of the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of or by the Issuer, any Guarantor or any Significant Subsidiary of the Issuer and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction under any Bankruptcy Law for the appointment of a receiver or liquidator or for the liquidation or dissolution of the Issuer, any Guarantor or any Significant Subsidiary of the Issuer, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; provided, however, that any Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Issuer or another Significant Subsidiary of the Issuer;

(e)                                  the Issuer, any Guarantor or any Significant Subsidiary of the Issuer shall institute any proceeding under any Bankruptcy Law to be adjudicated as voluntarily bankrupt, or shall consent to the filing of a proceeding against it under any Bankruptcy Law, or shall file a petition or answer or consent seeking reorganization, or shall consent to the filing of any such petition, or shall consent to the appointment under any Bankruptcy Law of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or its property; or

(f)                                    any Guarantee shall cease to be in full force and effect (unless such Guarantee has been released in accordance with this Indenture).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

SECTION 6.02.                 Acceleration.  If an Event of Default specified in section 6.01(d) or 6.01(e) occurs, the maturity of all outstanding Notes shall automatically be accelerated and the principal amount of the Notes, together with accrued interest thereon, shall be immediately due and payable.

In the event any other Event of Default occurs and is continuing, either the Trustee or the Holders of not less than 25% of the aggregate principal amount of Notes outstanding may, by written notice to the Issuer (and to the Trustee if given by the Holders), declare the principal amount of the Notes, together with accrued interest thereon, immediately due and payable.  The right of the Holders to give such acceleration notice shall terminate if the event giving rise to such right shall have been cured before such right is exercised.  Any declaration may be annulled and rescinded by written notice from the Trustee or the Holders of a majority of the aggregate principal amount of the Notes outstanding to the Issuer if all amounts then due with respect to the Notes are paid (other than amounts due solely because of such declaration) and all other Defaults with respect to the Notes are cured or waived.

Should the Issuer fail to comply with its obligations under this Indenture and the Notes and such failure shall be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers unless such Holders shall have offered to the Trustee reasonable indemnity.  The Holders of a majority in aggregate principal amount of the outstanding Notes affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, to the extent such action does not conflict with the provisions of this Indenture or applicable law.

SECTION 6.03.                 Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.04.                 Waiver of Past Defaults.  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default and its consequences hereunder, except a Default in the payment of the principal of, or premium, if any, or interest on, any Note held by a non-consenting Holder; provided that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind any acceleration and its consequences including any related payment default that result from such acceleration.  When a Default is waived, it is deemed cured and shall cease to exist and the Issuer, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.                 Control by Majority.  The Holders of a majority in principal amount of the Notes outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.                 Limitation on Suits.  (a)  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)                                     such Holder has previously given the Trustee written notice that an Event of Default is continuing,

(ii)                                  Holders of at least 25% in aggregate principal amount of the Notes outstanding have requested the Trustee in writing to pursue the remedy,

(iii)                               such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(iv)                              the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v)                                 the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.                 Rights of the Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.                 Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09.                 Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation, expenses disbursements and advances of the Trustee (including fees and expenses of counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.                 Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD:  to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section.  At least 15 days before such record date, the Trustee shall mail or electronically transmit to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.                 Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12.                 Waiver of Stay or Extension Laws.  Each of the Issuer and each Guarantor agrees (to the extent it may lawfully do so) not to at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01.                 Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)                                    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.                 Rights of Trustee.  (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel of its own selection and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.

(g)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)                                     The Trustee shall not be responsible for the computation of any interest payments or redemption amounts.

(j)                                     In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot or embargo, which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

SECTION 7.03.                 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                 Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(b), (c), or (f) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Issuer, any Guarantor or any Holder.

SECTION 7.05.                 Notice of Defaults.  If a Default occurs and is continuing with respect to the Notes and if it is actually known to the Trustee, the Trustee shall mail or electronically transmit to each Holder of the Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default in the payment of principal or premium, if any, or interest on the Notes, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.                 Reports by Trustee to the Holders.  As promptly as practicable after each August 1 beginning with the August 1 following the date of this Indenture, and in any event prior to October 1 in each year, the Trustee shall mail to each Holder a brief report dated as of such August 1 that complies with Section 313(a) of the TIA if and to the extent required thereby.  The Trustee shall also comply with Section 313(b) of the TIA and shall transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders shall be filed with the Commission (if the Issuer is required to file reports under Section 13 or 15(d) under the Exchange Act) and each stock exchange (if any) on which the Notes are listed.  The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.                 Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time such compensation for its services as the parties shall agree to from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuer and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person).  The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder.  The Issuer shall defend the claim and the indemnified parties shall provide reasonable cooperation at the Issuer’s expense in the defense.  Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense; and provided, further, that the Issuer shall in no event be obligated to pay the fees and expenses of more than one separate counsel (and one local counsel in each jurisdiction where such local counsel is required) for all such indemnified parties.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.                 Replacement of Trustee.  (a)  The Trustee may resign at any time by so notifying the Issuer.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Issuer may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.10;

(ii)                                  the Trustee is adjudged bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee otherwise becomes incapable of acting.

(b)                                 If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide Noteholder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                 Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.                 Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA.  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11.                 Preferential Collection of Claims Against Issuer.  The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                 Discharge of Liability on Notes; Defeasance.  (a)  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes and the obligations under this Indenture with respect to the Holders of the Notes when:

(i)                                     either (a) all the Notes theretofore authenticated under this Indenture and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes that have not been delivered to the Trustee for cancellation under this Indenture have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds, Government Obligations or a combination thereof, sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of redemption or maturity, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof to the date of redemption or maturity, as the case may be;

(ii)                                  the Issuer has paid or caused to be paid all other sums payable by the Issuer under this Indenture and the Notes (except for any indemnification obligations thereafter owing to the Trustee); and

(iii)                               the Issuer has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the Notes, and all of the obligations of the Guarantors (“legal defeasance option”) or (ii) (A) its obligations under Sections 4.02, 4.03, 4.04, 4.07, 4.08 (except with respect to the existence of the Issuer) and 5.01 for the benefit of the Notes, (B) the applicability of Section 6.01(b) to any failure to comply with any of the foregoing covenants and (C) and the operation of Section 6.01(c) for the benefit of the Notes (“covenant defeasance option”).

In the event that the Issuer terminates its obligations under the Notes and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee shall be terminated simultaneously with the termination of such obligations.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, subject to Section 8.02, the Issuer and Guarantors shall be deemed to have discharged all of their obligations with respect to all outstanding Notes and Guarantees, no Notes and Guarantees shall thereafter be deemed to be “outstanding” and payment of the Notes so defeased may not be accelerated because of an Event of Default with respect thereto.  Notwithstanding the foregoing, the following provisions shall survive until otherwise terminated or discharged hereunder:

(i)                                     the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to Section 8.02;

(ii)                                  the Issuer’s obligations with respect to the issuance of Temporary Notes, registration of Notes, mutilated, lost, destroyed or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)                               the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(iv)                              this Section 8.01.

  If the Issuer exercises its covenant defeasance option, the Issuers and Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.02, be released from their obligations under the covenants contained in Sections 4.02, 4.03, 4.04, 4.07, 4.08 (except with respect to the existence of the Issuer) and 5.01 for the benefit of the Notes and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Notes shall not be deemed outstanding for accounting purposes).  Covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default specified in Section 6.01.  In addition, subject to the conditions set forth in Section 8.02, if the Issuer exercises its covenant defeasance option, Section 6.01(c) shall cease to apply and shall no longer constitute an Event of Default.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations of the Issuer that have terminated.

SECTION 8.02.                 Conditions to Defeasance.  (a)  The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)                                     the Issuer irrevocably deposits with the Trustee, in trust, for the benefit of the Holder of the Notes, cash in U.S. Dollars, Government Obligations, or a combination thereof, in such amounts as shall be sufficient without reinvestment, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants chosen by the Issuer, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(ii)                                  in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States (subject to customary exceptions and exclusions) and independent of the Issuer to the effect that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that (and based thereon such Opinion of Counsel shall state that) the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(iii)                               in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (subject to customary exceptions and exclusions) to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts,  in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)          no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to Section 8.02(a)(i) (other than a default or Event of Default arising in connection with the grant of any Lien securing a borrowing of funds to be applicable to such deposit); and

(v)           The Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b)                                 Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

SECTION 8.03.                 Application of Trust Money.  Subject to Section 8.04, the Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes so discharged or defeased.

SECTION 8.04.                 Repayment to the Issuer.  Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized investment bank, appraisal firm of independent public accountants chosen by the Issuer, delivered to the Trustee (which opinion shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05.                 Indemnity for Government Obligations.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

SECTION 8.06.                 Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01.                 Without Consent of the Holders.  The Issuer, the Guarantors and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to or consent of any Holder to:

(i)                                     cure any ambiguity, omission, defect or inconsistency;

(ii)                                  provide for the assumption by a Successor Issuer of the obligations of the Issuer or a Successor Guarantor of the obligations of any Guarantor under this Indenture and the Notes in compliance with Article 5;

(iii)                               provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(iv)                              add a Guarantor or release a Guarantor from its obligations under a Guarantee or this Indenture in accordance with the provisions of this Indenture;

(v)                                 secure any Notes;

(vi)                              add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or a Guarantor;

(vii)                           make any change that does not materially adversely affect the rights of any Holder;

(viii)                        comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(ix)                                provide for the appointment of a successor trustee (provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture);

(x)                                   provide for the issuance of Exchange Notes which shall have terms identical in all material respects to the Notes exchanged therefor (except that the transfer restrictions contained in such notes shall be modified or eliminated as appropriate and that no Additional Interest shall be payable in respect thereof) and which shall be treated, together with any outstanding Notes, as a single class of securities; or

(xi)                                after the Issuer’s obligation to purchase Notes arises under Section 4.07, amend, change or modify in any material respect its obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto.

After an amendment or supplement under this Section 9.01 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment or supplement.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.01.

SECTION 9.02.                 With Consent of the Holders.  (a)  The Issuer and the Trustee may amend this Indenture, the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange for the Notes) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange for, the Notes).  However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

(i)                                     change any installment of interest with respect to the Notes or reduce the principal amount of or interest with respect to any Note,

(ii)                                  change cash prices at which the Notes may be redeemed by the Issuer,

(iii)                               change the currency in which, or change the required place at which, payment with respect to principal of or interest with respect to the Notes is payable,

(iv)                              change the time at which the Notes may be redeemed, or

(v)                                 reduce the percentage of the principal amount of Notes required to modify or amend this Indenture or the terms or conditions of the Notes or to waive any future compliance or past Default or Event of Default.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender of the Holder’s Notes shall not be rendered invalid by such tender.

(b)                                 After an amendment or supplement under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected by such amendment or supplement a notice briefly describing such amendment or supplement.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.02.

SECTION 9.03.                 Compliance with Trust Indenture Act.  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.                 Revocation and Effect of Consents and Waivers.  (a)  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the consent or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b)                                 The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05.                 Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.                 Trustee to Sign Amendments.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does adversely affect such rights, duties, liabilities or immunities, the Trustee may but need not sign it.  In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).  Notwithstanding the foregoing, no Opinion of Counsel shall be required to execute any amendment or supplement adding a new Guarantor under this Indenture.

SECTION 9.07.                 Payment for Consent.  The Issuer shall not, and shall not permit any of the Subsidiaries of the Issuer to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indentures or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08.                 Additional Voting Terms; Calculation of Principal Amount.  Except as expressly provided in this Indenture, including under Section 9.02, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class.  Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article Nine and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01.           Guarantees.  (a)  Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety on a senior basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on and in respect of the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                                 Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(c)                                  Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.  Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer or any other Guarantor first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d)                                 Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)                                  Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f)                                    Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(g)                                 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

(h)                                 Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i)                                     Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j)                                     Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02.           Limitation on Liability; Release.  (a)  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable Bankruptcy Laws or laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)                                 A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall automatically and unconditionally be deemed to be released from all of its obligations under this Indenture:

(i)                                     in the case of the Foreign Initial Guarantor, if the Foreign Initial Guarantor ceases to guarantee the obligations of the Issuer under the Bridge Loan;

(ii)                                  in the case of any other Guarantor, if the Guarantor ceases to guarantee the obligations of the Issuer under the Credit Agreement and the Bridge Loan; and

(iii)                               in the case of all Guarantors, upon the satisfaction and discharge of this Indenture pursuant to Section 8.01(a) or the legal defeasance or covenant defeasance of the notes in accordance with Section 8.01(b).

SECTION 10.03.           Successors and Assigns.  This Article 10 shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.           No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.           Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.           Execution of Supplemental Indenture for Future Guarantors.  Each Person which is required to become a Guarantor after the Issue Date pursuant to Section 4.03 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Appendix B hereto pursuant to which such Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

SECTION 10.07.           Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of the Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

SECTION 10.08.           Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.09.  Indemnification of Judgment Currency.

Each Foreign Guarantor shall indemnify the Trustee and any Holder of a Note against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Note and being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars, and as a result of any variation between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York City at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order and is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder.  Notwithstanding the preceding sentence of this Section 10.09, in the event that the amount of U.S. dollars purchased by any Holder as a result of such indemnification exceeds the amount originally to be paid to such Holder, such Holder shall reimburse such excess to such Foreign Guarantor.  The foregoing indemnity shall constitute a separate and independent obligation of the Foreign Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.           TIA Controls.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 11.02.           Notices.  (a)  Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or a Guarantor:

Capmark Financial Group Inc.
116 Welsh Road

Horsham, Pennsylvania 19044
Attention of:  General Counsel
Facsimile:  (215) 441-7238

if to the Trustee:

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor

MS:NYC60-2710

New York, New York 10005

Fax: 732-380-2345
Attention:  Trust & Securities Services

copy to:

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

25 DeForest Avenue

Mail Stop:  SUM01-0105

Summit, New Jersey 07901

Tel:  908-608-3191

Fax:  732-578-4635

Attention:  Trust & Securities Services

The Issuer, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b)                                 Any notice or communication mailed to a Holder shall be mailed, first class mail, postage prepaid, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)                                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.           Communication by the Holders with Other Holders.  The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 11.04.           Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)                                  an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

SECTION 11.05.           Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.06) shall include:

(a)                                  a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.06.           When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07.           Rules of Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of the Holders.  The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 11.08.           Legal Holidays.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day as if made on the date such payment was due, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period.  If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.09.           GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.10.           No Recourse Against Others.  No director, officer, employee, incorporator or holder of any Equity Interests in the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Noteholder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 11.11.           Successors.  All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind its successors, except as otherwise provided in Section 10.02(b).  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.           Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 11.13.           Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.14.           Indenture Controls.  If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 11.15.           Severability.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability

SECTION 11.16.  USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CAPMARK FINANCIAL GROUP INC.

By:	/s/ Marc A. Fox
Name: Marc A. Fox
Title: Senior Vice President

CAPMARK CAPITAL INC.

By:	/s/ Marc A. Fox
Name: Marc A. Fox
Title: Senior Vice President

CAPMARK FINANCE INC.

By:	/s/ Anne E. Kelly
Name: Anne E. Kelly
Title: Senior Vice President

CAPMARK INVESTMENTS LP

By:	/s/ Rene J. Paradis
Name: Rene J. Paradis
Title: Senior Vice President

COMMERCIAL EQUITY INVESTMENTS, INC.

By:	/s/ Marc A. Fox
Name: Marc A. Fox
Title: Senior Vice President

MORTGAGE INVESTMENTS, LLC

By:	/s/ Anne E. Kelly
Name: Anne E. Kelly
Title: Assistant Treasurer

NET LEASE ACQUISITION LLC

By:	/s/ Rene J. Paradis
Name: Rene J. Paradis
Title: Vice President

SJM CAP, LLC

By:	/s/ Anne E. Kelly
Name: Anne E. Kelly
Title: Vice President

Executed as a Deed /s/ REC CRYSTAL BALL HOLDING OF BERMUDA LIMITED

By:	/s/ Richard E. Cage
Name: Richard E. Cage
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Trustee

By:	/s/ Richard L. Buckwalter
Name: Richard L. Buckwalter
Title: Director

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Assistant Vice President

APPENDIX A
(RULE 144A/REGULATION S/IAI APPENDIX)

PROVISIONS RELATING TO INITIAL NOTES,

PRIVATE EXCHANGE NOTES AND EXCHANGE NOTES

1.                                       Definitions

1.1                                 Definitions

For the purposes of this Appendix, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, S.A. and its successors.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note or Private Exchange Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors and any successor Depository appointed pursuant to this Indenture.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system, and its successors.

“Exchange Notes” means the Notes issued pursuant to this Indenture in connection with the Registered Exchange Offer effected pursuant to the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the registration statement to be filed with the Commission with respect to the Registered Exchange Offer.

“Global Notes” means the collective reference to the Rule 144A Notes, the Temporary Regulation S Notes, the Permanent Regulation S Notes and any other Notes issued pursuant to this Indenture in temporary or permanent global certificated form.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (a) with respect to the Initial, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities, Inc., Daiwa Securities SB Capital Markets Europe Limited, Mitsubishi UFJ Securities International plc, Wachovia Capital Markets, LLC, WestLB AG, Banc of America Securities LLC, Natixis Securities North America Inc., RBC Capital Markets Corporation, Scotia Capital (USA) Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Shinsei International Limited and (b) with respect to each issuance of Additional Notes, the Persons purchasing or underwriting such Additional Notes under the related Purchase Agreement.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

“Private Exchange” means the offer by the Issuer, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each such Initial Purchaser, in exchange for the Initial Notes by such Initial Purchaser as part of the initial distribution of such Initial Notes, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means any Notes issued in connection with a Private Exchange.

“Private Placement Legend” means any of the legends relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(g).

“Purchase Agreement” means (a) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated May 3, 2007, among the Issuer, the Guarantors and the Initial Purchasers with respect to the Initial Notes and (b) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuer, the Guarantors and the Persons purchasing or underwriting such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuer, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes and Additional Notes, if issued, to issue and deliver to such Holders, in exchange for the Initial Notes and Additional Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated as of May 10, 2007, among the Issuer, the Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer and the Initial Purchasers with respect to such Additional Notes under the related Purchase Agreement.

“Restricted Definitive Note” means a Definitive Note that is a Transfer Restricted Note.

“Restricted Global Note” means a Global Note that is a Transfer Restricted Note.

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“Shelf Registration Statement” means the registration statement issued by the Issuer in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear a Private Placement Legend.

“Unrestricted Definitive Note” means a Definitive Note that is not a Transfer Restricted Note and that does not bear a Private Placement Legend.

“Unrestricted Global Note” means a Global Note that is not a Transfer Restricted Note and does not bear the Private Placement Legend.

1.2                                 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Note”	2.1 (a)
“IAI Global Note”	2.1(a)
“Permanent Regulation S Global Note”	2.1 (a)
“Regulation S”	2.1 (a)
“Regulation S Global Note”	2.1 (a)
“Rule 144A”	2.1 (a)
“Rule 144A Global Note”	2.1 (a)
“Temporary Regulation S Global Note”	2.1 (a)

2.                                       The Notes

2.1 (a)  Form and Dating.  The Initial Notes shall be offered and sold by the Issuer pursuant to the Purchase Agreement.  The Initial Notes shall be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Notes initially resold by the Initial Purchasers pursuant to Rule 144A shall be issued initially in the form of one or more permanent Global Notes (collectively, the “Rule 144A Global Note”); Notes (other than Initial Notes) initially resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Notes”); and Notes initially resold by the Initial Purchasers pursuant to Regulation S shall be issued initially in the form of one or more temporary Global Notes (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the applicable Private Placement Legend and Global Notes legend set forth in Exhibit 1-A hereto, which shall be deposited on behalf of the Purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.

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Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and each shall provide that it shall represent up to the aggregate principal amount of outstanding Notes from time to time endorsed thereon.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)                                 Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Notes Custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer, the Guarantors or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, or the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)                                  Definitive Notes.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2                                 Authentication

The Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of $1,200,000,000 of Initial Notes, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.03 of this Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes or Additional Notes, in each case upon a written order of the Issuer signed by one Officer.  Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3                                 Transfer and Exchange

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary

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or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)                                  the Depositary (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary;

(2)                                  the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; or

(3)                                  there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 2.08 or 2.10 of the Indenture shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.3(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.3(b), (c) or (f) below.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(b)(1).

(2)  All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to

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Section 2.3(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(x) a written order from an Agent Member given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(y) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase; or

(B) solely to the extent issuance of a Definitive Note is permitted pursuant to Section 2.4 hereof, both:

(x) a written order from an Agent Member given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(y) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (x) above.

Upon consummation of the Registered Exchange Offer, the requirements of this Section 2.3(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the letter of transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes in connection with the Registered Exchange Offer.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.3(g) hereof.

(3)  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.3(b)(2) above and:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver to the Registrar a certificate in the form of Exhibit 2 hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in) the Regulation S Global Note, then the transferor must deliver to the Registrar a certificate in the form of Exhibit 2 hereto, including the certifications in item (2) thereof; and

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(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver to the Registrar a certificate in the form of Exhibit 2 hereto, including the certifications, certificates and Opinion of Counsel required by item 3(d) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.3(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications required by the Registration Rights Agreement;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit 3 hereto, including the certifications in item (1)(a) thereof; or

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit 2 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order from the Issuer in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal

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to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

(5) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                               Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Beneficial interests in Restricted Global Notes may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note except to the extent set forth in Section 2.4 hereof.  If so provided pursuant to Section 2.4, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a Restricted Definitive Note or transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, only upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit 3 hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit 3 hereto, including the certifications, certificates and Opinion of Counsel required by item 3(d) thereof, if applicable;

(F)  if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (3)(b) thereof; or

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(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.2(a) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.3(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Member.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.3(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Beneficial interests in Restricted Global Notes may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, an Unrestricted Definitive Note except to the extent set forth in Section 2.4 hereof.  If so provided pursuant to Section 2.4, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit 3 hereto, including the certifications in item (1)(b) thereof; or

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(y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit 2 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (e), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                               Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.   Beneficial interests in Unrestricted Global Notes may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, Unrestricted Definitive Notes except to the extent set forth in Section 2.4 hereof. If so provided pursuant to Section 2.4, a beneficial interest in an Unrestricted Global Note may be exchanged for a Definitive Note or may be transferred to a Person who takes delivery thereof in the form of a Definitive Note, upon satisfaction of the conditions set forth in Section 2.3(b)(2) hereof.  Thereupon, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.2(a) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.3(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Agent Member.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.3(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.   If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit 3 hereto, including the certifications in item (2)(b) thereof;

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(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit 2 hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note; provided, however, that if no IAI Global Note shall have been issued by the Issuer and the Issuer elects not to do so in connection with any such transfer or exchange, then the exchange or transfer (other than an exchange or transfer for the Rule 144A Global Note or the Regulation S Global Note) shall not be made and any such transferee shall be required to accept a Restricted Definitive Note in accordance with the other applicable provisions of this Section 2.3.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case

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of an exchange, or the transferee, in the case of a transfer, makes the certifications in connection therewith as are required by the Registration Rights Agreement.

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(x) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit 3 hereto, including the certifications in item (1)(c) thereof; or

(y) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit 2 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraph (D), if the Registrar so requests or in any case if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.3(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of a written order from the Issuer in accordance with Section 2.03 of this Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

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(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Definitive Notes may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, Definitive Notes except to the extent set forth in Section 2.4 hereof.  If so provided pursuant to Section 2.4, upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.3, the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit 2 hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit 2 hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit 2 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications required by the Registration Rights Agreement;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

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(x) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit 3 hereto, including the certifications in item (1)(d) thereof; or

(y) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit 2 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Issuer Order in accordance with Section 2.03 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that make the certifications required by the Registration Rights Agreement; and

(2) solely to the extent Definitive Notes shall be issuable as set forth in Section 2.4, Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that make the certifications required by the Registration Rights Agreement.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute, and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                 Legends.

(i)                                     (A)  Private Placement Legend.  Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

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THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,  OR (VI) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(B)  Each certificate evidencing a Regulation S Global Note shall, in lieu of the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

(C)  Each certificate evidencing a Temporary Regulation S Global Note shall, in addition to (A) or (B) above, bear a legend in substantially the following form:

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THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.  EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 2.3 OF APPENDIX A TO THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE RULE 144A GLOBAL NOTE.  NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE PERMANENT REGULATION S GLOBAL NOTE EXCEPT (A) ON OR AFTER THE TERMINATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) UPON DELIVERY OF THE OWNER NOTES CERTIFICATION AND THE TRANSFEREE NOTES CERTIFICATION RELATING TO SUCH INTEREST IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE NOTES, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT .

(D)  Each Global Note shall also bear the Global Notes legend from Exhibit 1-A of this Appendix.

(E)  Each Restricted Definitive Note shall also bear the Definitive Notes Legend from Exhibit 1-A of this Appendix.

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the Private Placement Legend set forth above (or a beneficial interest in an Unrestricted Global Note) and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor meets the requirements for such removal set forth above in this Section 2.3.

(iii)                               Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes and any Additional Notes, all requirements pertaining to such Initial Notes and Additional Notes that such Notes issued to certain Holders be issued in global form shall still apply with respect to Holders of such Notes that do not exchange their Notes, and Exchange Notes in global (or, to the extent set forth in Section 2.4, definitive) form, in each case without the Private Placement Legend, shall be available to Holders that exchange such Notes in such Registered Exchange Offer.

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(iv)                              Upon the consummation of a Private Exchange with respect to the Initial Notes and any Additional Notes, all requirements pertaining to such Notes that Initial Notes issued to certain Holders be issued in global form shall still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the Private Placement Legend and applicable Global Notes legend(s) shall be available to Holders that exchange such Initial Notes in such Private Exchange.

(h)                                 Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced, and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(i)                                     No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note or other Person with respect to the accuracy of the records of the Depository or its nominee or of Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders, and all payments to be made to Holders under the Notes, shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository, subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so, if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4                                 Definitive Notes

(a)                                  Except as set forth below, all Notes issued pursuant to this Indenture shall be issued solely as Global Notes.

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(b)                                 A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note, and the Depository fails to appoint a successor depositary or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(c)                                  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4(b) shall be surrendered by the Notes Custodian on behalf of the Depository to the Trustee located at its principal corporate trust office, to be so transferred, in whole, or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.4(b) shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof and registered in such names as the Depository shall direct.  Any Definitive Note delivered in exchange for an interest in a Restricted Global Note shall, except as otherwise provided by Section 2.3(g) hereof, bear the applicable Private Placement Legend and Definitive Note legend set forth in Section 2.3(g).

(d)                                 Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)                                  In the event a holder of an interest in a Restricted Global Note wishes to transfer such interest pursuant to an exemption from registration under the Securities Act other than Rule 144, Rule 144A or Regulation S either (i) to a Person that is not entitled to hold an interest in the Rule 144A Global Note, Regulation S Global Note or IAI Global Note or (ii) to an IAI at a time during which the Issuer has elected not to cause the issuance of an IAI Global Note, then, upon such transfer satisfying all of the applicable certification, opinion and other requirement of Section 2.3, the Issuer shall cause to be issued Restricted Definitive Notes to the transferee of such transfer.  Following any such issuance, any such Definitive Note may be transferred to a Person who may take delivery thereof in the form of a Definitive Note provided that all applicable requirements of this Section 2.3 in respect of such transfer shall be complied with in connection with such transfer.

(f)                                    In the event of the occurrence of one of the events specified in Section 2.4(b) or (e) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.  In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any

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beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes, as if such Definitive Notes had been issued.

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EXHIBIT 1-A to APPENDIX A (RULE 144A/REGULATION S/IAI APPENDIX)

[FORM OF FACE OF INITIAL NOTE AND ADDITIONAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Rule 144A Global Note Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

UNDER THE SECURITIES ACT,  OR (VI) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Regulation S Global Note Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.  EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 2.3 OF APPENDIX A TO THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE RULE 144A GLOBAL NOTE.  NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE PERMANENT REGULATION S GLOBAL NOTE EXCEPT (A) ON OR AFTER THE TERMINATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) UPON DELIVERY OF THE OWNER NOTES CERTIFICATION AND THE TRANSFEREE NOTES CERTIFICATION RELATING TO SUCH INTEREST IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE NOTES, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND

2

OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

3

CAPMARK FINANCIAL GROUP INC.

5.875% Senior Notes due 2012

[144A CUSIP No. 140661 AE9
and ISIN No.  US140661AE99]

[REG S CUSIP No.  U13626 AC7
and ISIN No.  USU13626AC71]

No. [ ]	$[ ]

CAPMARK FINANCIAL GROUP INC., a Nevada corporation, promises to pay to [CEDE & CO.], or its registered assigns, the principal sum of [  ] Dollars ($[  ]) on May 10, 2012.

Interest Payment Dates:  May 10 and November 10

Record Dates:  April 25 and October 25

Additional provisions of this Note are set forth on the other side of this Note.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CAPMARK FINANCIAL GROUP INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies that this is one of the Notes
referred to in the Indenture.

By
Authorized Signatory

Dated:

5

[FORM OF REVERSE SIDE OF INITIAL NOTE OR ADDITIONAL NOTE]

5.875% Senior Notes due 2012

1.                                       Interest

Capmark Financial Group Inc., a Nevada corporation (such Person, and its respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 5.875% (the “initial interest rate”), which initial interest rate shall be subject to adjustment as set forth below.  The Issuer shall also pay Additional Interest to the extent and with respect to such periods, if any, as such Additional Interest is payable pursuant to the Registration Rights Agreement.  The Issuer shall pay interest (which, as used in this Note, shall also refer to Additional Interest to the extent payable) semiannually in arrears on May 10 and November 10 of each year, commencing November 10, 2007.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months, and in the case of any partial month, the actual number of days elapsed in such partial month.

The interest rate payable on this Note will be subject to adjustment from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating assigned to the Notes as set forth below.

If the rating from Moody’s is decreased to a rating set forth in the immediately following table, the interest rate on this Note shall increase from the initial interest rate by the percentage set forth opposite that rating:

Rating	Percentage

Ba1	0.25%

Ba2	0.50%

Ba3	0.75%

B1 or below	1.00%

If the rating from S&P is decreased to a rating set forth in the immediately following table, the interest rate on this Note shall increase from the initial interest rate set forth above by the percentage set forth opposite that rating:

6

Rating	Percentage

BB+	0.25%

BB	0.50%

BB-	0.75%

B+ or below	1.00%

If Moody’s or S&P subsequently increases its rating of the Notes to any of the ratings set forth above, the interest rate on this Note will be decreased such that the interest rate for this Note equals the initial interest rate set forth above plus (if applicable) the percentage set forth opposite the ratings from the tables above in effect immediately following the increase.  Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments.  In no event shall (1) the interest rate for this Note be reduced to below the initial interest rate set forth above, or (2) the total increase in the interest rate on this Note by virtue of the adjustments described above exceed 2.00% above the initial interest rate set forth above.

The interest rate on this Note shall permanently cease to be subject to any adjustment described above if the Notes become rated Baa2 or higher by Moody’s and BBB or higher by S&P, with a stable or positive or equivalent outlook by each.

If either Moody’s or S&P ceases to provide a rating, any subsequent increase or decrease in the interest rate of this Note necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above.  No adjustments in the interest rate of this Note shall be made solely as a result of Moody’s or S&P ceasing to provide a rating of the Notes.  If both Moody’s and S&P cease to provide a rating of the Notes, the interest rate on this Note will increase to, or remain at, as the case may be, 2.00% above the initial interest rate set forth above.

Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate.

2.                                       Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the April 25 or October 25 next preceding the interest payment date even if Notes are canceled after such record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Issuer shall make all payments in respect of a Definitive Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately

7

preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) shall act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture

The Issuer issued the Notes under an Indenture, dated as of May 10, 2007 (the “Indenture”), among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are unsecured obligations of the Issuer and consist of the 5.875% Senior Notes due 2012 issued on the Issue Date and any additional Notes that may be issued after the Issue Date.  The Indenture does not limit the aggregate principal amount of Notes that may be issued.

The Indenture contains covenants that, among other things, limit the ability of the Issuer and the Guarantors to create liens to secure Indebtedness and to consolidate, merge or transfer all or substantially all of their respective assets.  These covenants are subject to important exceptions and qualifications.

5.                                       Optional Redemption

The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to (A) the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) the sum of the present values (as determined by the Independent Investment Banker and as notified to the Trustee) of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, plus (B) accrued and unpaid interest on the principal amount being redeemed.

As used in this Section 5:

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively

8

traded United States Treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the redemption date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.  The Treasury Rate will be calculated by the Independent Investment Banker on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such Remaining Life.

“Comparable Treasury Price” means, with respect to the redemption date, (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City, New York.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City, New York time, on the third Business Day preceding such redemption date.

6.                                       Notice of Redemption

Notice of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the Holder’s registered address.  Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on

9

or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.                                       Repurchase Upon Change of Control Triggering Event

Upon a Change of Control Triggering Event, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

8.                                       Guarantee

The payment by the Issuer of the principal of, and premium, if any, and interest on, the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

9.                                       Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed through the date of redemption.

10.                                 Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                                 Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.                                 Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Issuer deposits or causes to be deposited with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

10

13.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or to make any change that does not materially adversely affect the rights of any Holder.

14.                                 Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately, subject to certain conditions set forth in the Indenture.  Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity or security reasonably satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.                                 Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer and its Affiliates and may otherwise deal with the Issuer and its Affiliates to the same extent as if it were not the Trustee.

16.                                 No Recourse Against Others

A director, officer, employee, stockholder or holder of any equity interest, as such, of the Issuer, any Guarantors or the Trustee shall not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

11

17.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.                                 Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

21.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.  Requests may be made to:

Capmark Financial Group Inc.

116 Welsh Road

Horsham, Pennsylvania 19044

Attention:  General Counsel

12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐                                    to the Issuer; or

(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

1

(5)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(6)	☐	pursuant to an exemption from registration under the Securities Act of 1933 other than the exemptions referred to above.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

2

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, state the amount in principal amount that you elect to have purchased:

$

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

2

EXHIBIT 1-B to APPENDIX A (RULE 144A/REGULATION S/IAI APPENDIX)

FORM OF FACE OF EXCHANGE NOTE

OR PRIVATE EXCHANGE NOTE*

*/ If the Note is to be used in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1-A captioned “[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1-A to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1-A.

3

CAPMARK FINANCIAL GROUP INC.

5.875% Senior Notes due 2012

[CUSIP No. [•]
and ISIN No. [•]]

[REG S CUSIP No. [•]
and ISIN No. [•]]

No.[ ]	$[ ]

CAPMARK FINANCIAL GROUP INC., a Nevada corporation, promises to pay to [CEDE & CO.], or its registered assigns, the principal sum of [ ] Dollars ($[ ]) on May 10, 2012.

Interest Payment Dates: May 10 and November 10

Record Dates: April 25 to October 25

Additional provisions of this Note are set forth on the other side of this Note.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CAPMARK FINANCIAL GROUP INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies that this is one of
the Notes referred to in the Indenture.

By
Authorized Signatory

Dated:

5

[FORM OF REVERSE SIDE OF EXCHANGE NOTE

OR PRIVATE EXCHANGE NOTE]

5.875% Senior Notes due 2012

1.                                       Interest

Capmark Financial Group Inc., a Nevada corporation (such Person, and its respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 5.875% (the “initial interest rate”), which initial interest rate shall be subject to adjustment as set forth below. The Issuer shall pay interest semiannually in arrears on May 10 and November 10 of each year, commencing November 10, 2007. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months, and in the case of any partial month, the actual number of days elapsed in such partial month.

The interest rate payable on this Note will be subject to adjustment from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating assigned to the Notes as set forth below.

If the rating from Moody’s is decreased to a rating set forth in the immediately following table, the interest rate on this Note shall increase from the initial interest rate by the percentage set forth opposite that rating:

Rating	Percentage

Ba1	0.25%

Ba2	0.50%

Ba3	0.75%

B1 or below	1.00%

If the rating from S&P is decreased to a rating set forth in the immediately following table, the interest rate on this Note shall increase from the initial interest rate set forth above by the percentage set forth opposite that rating:

6

Rating	Percentage

BB+	0.25%

BB	0.50%

BB-	0.75%

B+ or below	1.00%

If Moody’s or S&P subsequently increases its rating of the Notes to any of the ratings set forth above, the interest rate on the Note will be decreased such that the interest rate for this Note equals the initial interest rate set forth above plus (if applicable) the percentage set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for this Note be reduced to below the initial interest rate set forth above, or (2) the total increase in the interest rate on this Note by virtue of the adjustments described above exceed 2.00% above the initial interest rate set forth above.

The interest rate on this Note shall permanently cease to be subject to any adjustment described above if the Notes become rated Baa2 or higher by Moody’s and BBB or higher by S&P, with a stable or positive or equivalent outlook by each.

If either Moody’s or S&P ceases to provide a rating, any subsequent increase or decrease in the interest rate of this Note necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of this Note shall be made solely as a result of Moody’s or S&P ceasing to provide a rating of the Notes. If both Moody’s and S&P cease to provide a rating of the Notes, the interest rate on this Note will increase to, or remain at, as the case may be, 2.00% above the initial interest rate set forth above.

Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate.

2.                                       Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the April 25 or October 25 next preceding the interest payment date even if Notes are canceled after such record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately

7

preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                       Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) shall act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                                       Indenture

The Issuer issued the Notes under an Indenture, dated as of May 10, 2007 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are unsecured obligations of the Issuer and consist of the 5.875% Senior Notes due 2012 issued on the Issue Date and any additional Notes that may be issued after the Issue Date. The Indenture does not limit the aggregate principal amount of Notes that may be issued.

The Indenture contains covenants that, among other things, limit the ability of the Issuer and the Guarantors to create liens to secure Indebtedness and to consolidate, merge or transfer all or substantially all of their respective assets. These covenants are subject to important exceptions and qualifications.

5.                                       Optional Redemption

The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, at a redemption price equal to (A) the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) the sum of the present values (as determined by the Independent Investment Banker and as notified to the Trustee) of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, plus (B) accrued and unpaid interest on the principal amount being redeemed.

As used in this Section 5:

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively

8

traded United States Treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the redemption date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Treasury Rate will be calculated by the Independent Investment Banker on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such Remaining Life.

“Comparable Treasury Price” means, with respect to the redemption date, (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City, New York.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City, New York time, on the third Business Day preceding such redemption date.

6.                                       Notice of Redemption

Notice of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the Holder’s registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on

9

or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.                                       Repurchase Upon Change of Control Triggering Event

Upon a Change of Control Triggering Event, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

8.                                       Guarantee

The payment by the Issuer of the principal of, and premium, if any, and interest on, the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

9.                                       Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed through the date of redemption.

10.                                 Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                                 Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.                                 Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Issuer deposits or causes to be deposited with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

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13.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency or to make any change that does not materially adversely affect the rights of any Holder.

14.                                 Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately, subject to certain conditions set forth in the Indenture. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity or security reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.                                 Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer and its Affiliates and may otherwise deal with the Issuer and its Affiliates to the same extent as if it were not the Trustee.

16.                                 No Recourse Against Others

A director, officer, employee, stockholder or holder of any equity interest, as such, of the Issuer, any Guarantors or the Trustee shall not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

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17.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.                                 Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.

21.                                 Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

Capmark Financial Group Inc.

116 Welsh Road

Horsham, Pennsylvania 19044

Attention: General Counsel

12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, state the amount in principal amount that you elect to have purchased:

$

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

EXHIBIT 2 to RULE 144A/REGULATION S/IAI APPENDIX

FORM OF CERTIFICATE OF TRANSFER

Capmark Financial Group Inc.

116 Welsh Road

Horsham, Pennsylvania 19044

Attention of:  General Counsel

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, Tennessee  37211

Attention of:  Transfer Department

Re:  5.875% Senior Notes Due 2012

Reference is hereby made to the Indenture, dated as of May 10, 2007 (the “Indenture”), among Capmark Financial Group Inc., as issuer (the “Issuer”), the Guarantors party thereto and Deutsche Bank Trust Issuer Americas, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                        (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                           in such Note[s] or interests (the “Transfer”), to                                                 (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or, if available pursuant to Section 2.4 of Appendix A to the Indenture,  a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or, if available pursuant to Section 2.4 of the Indenture, a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note (if such a Note shall have been issued by the Issuer pursuant to the Indenture) or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐     such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐     such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)           ☐     such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐     such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit 5 to Appendix A to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or, if available in accordance with Section 2.4 of Appendix A to the Indenture, an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP ), or

		(ii)	☐	Regulation S Global Note (CUSIP ), or

		(iii)	☐	IAI Global Note (CUSIP ); or

	(b)	☐	a Restricted Definitive Note.

2.		After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP ), or

	(ii)	☐	Regulation S Global Note (CUSIP ), or

	(iii)	☐	IAI Global Note (CUSIP ), or*

	(iv)	☐	Unrestricted Global Note (CUSIP ); or

(b)	☐	a Restricted Definitive Note; or*

(c)	☐	an Unrestricted Definitive Note,*

in accordance with the terms of the Indenture.

*Note:  this form of Note shall be available only under limited circumstances as set forth in the Indenture.  If not available, the Transferee shall be required to accept either a Restricted Global Note or an Unrestricted Global Note, as applicable, dependent upon the circumstances of transfer.

EXHIBIT 3 to RULE 144A/REGULATION S/IAI APPENDIX

FORM OF CERTIFICATE OF EXCHANGE

Capmark Financial Group Inc.

116 Welsh Road

Horsham, Pennsylvania 19044

Attention of:  General Counsel

Deutsche Bank Trust Services Tennessee Inc.

648 Grassmere Park Road

Nashville, Tennessee  37211

Attention of:  Transfer Department

Re:  5.875% Senior Notes Due 2012

(CUSIP                )

Reference is hereby made to the Indenture, dated as of May 10, 2007 (the “Indenture”), among Capmark Financial Group Inc., as issuer (the “Issuer”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                  (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                               in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes (if available pursuant to Section 2.4 of Appendix A of the Indenture) or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

*NOTE:  Exchange under this clause (b) is available only under the limited circumstances set forth under Section 2.4 of Appendix A of the Indenture.  Exchange pursuant to this clause (b) shall not be permitted if such circumstances have not occurred.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

*NOTE:  Exchange under this clause (d) is available only under the limited circumstances set forth under Section 2.4 of Appendix A of the Indenture.  Exchange pursuant to this clause (d) shall not be permitted if such circumstances have not occurred.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

*NOTE:  Exchange under this clause (a) is available only under the limited circumstances set forth under Section 2.4 of Appendix A of the Indenture.  Exchange pursuant to this clause (a) shall not be permitted if such circumstances have not occurred.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT 4 to RULE 144A/REGULATION S/IAI APPENDIX

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Capmark Financial Group Inc.

116 Welsh Road

Horsham, Pennsylvania 19044

Attention of:  General Counsel

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, Tennessee  37211

Attention of:  Transfer Department

Re:  5.875% Senior Notes Due 2012

Reference is hereby made to the Indenture, dated as of May 10, 2007 (the “Indenture”), among Capmark Financial Group Inc., as issuer (the “Issuer”), the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                             aggregate principal amount of:

(a)  ☐  a beneficial interest in a Global Note, or

(b)  ☐  a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act, (F) pursuant to an effective registration statement under the Securities Act or (G) pursuant to another available exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Issuer so requests), and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) or (G) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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APPENDIX B

[FORM OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ] among [ ] (the “Additional Subsidiary Guarantor”), a [ ] [corporation][limited liability company][limited partnership][other] and a [direct] [indirect] subsidiary of Capmark Financial Group Inc., a Nevada corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, as Trustee under the Indenture (the “Trustee”).

WITNESSETH:

WHEREAS the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of May 10, 2007, providing for the issuance of 5.875% Senior Notes Due 2012 (the “Notes”);

WHEREAS, Section 4.03 and Section 10.06 of the Indenture provide that under certain circumstances the Issuer shall cause the Additional Subsidiary Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the Additional Subsidiary Guarantor shall Guarantee payment of the Notes on the same terms and conditions as those set forth in Article 10 of the Indenture; and

WHEREAS, pursuant to Section 9.01(iv) of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.  Capitalized Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2.  Guarantees.  The Additional Subsidiary Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SECTION 5.  Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CAPMARK FINANCIAL GROUP INC.,

by

Name:
Title:

[ADDITIONAL SUBSIDIARY GUARANTOR],

by

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

by

Name:
Title:

Name:
Title:

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